PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into as of the 30th day of March, 1999 by and between Prairie View
Jack, Ltd., a Minnesota limited partnership (hereinafter called "Seller"), and SurModics, Inc., a Minnesota corporation, or its assigns (hereinafter called "Purchaser," whether one [1] or more).

         In consideration of the covenants, conditions and agreements hereinafter set forth, and of One Dollar ($1) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

         1. Sale of Property. Seller agrees to sell, assign, transfer and convey to Purchaser, and Purchaser agrees to pay the purchase price (hereinafter defined) and to purchase, acquire and take from Seller, subject to the terms and conditions herein contained the land located at 9910-9960 West 74th Street, Eden Prairie, County of Hennepin, State of Minnesota, legally described on Exhibit A attached hereto and hereby made a part hereof (hereinafter called "Land"), together with all buildings and improvements located thereon, (hereinafter collectively called "Building," whether one [1] or more), and all appurtenances, hereditaments, privileges and easements belonging thereto, and together with all fixtures, equipment, furnishings, appliances and personal property which are owned by Seller including lease goodwill are located in the Building or on the Land on the date hereof, and are used in connection with the maintenance or operation thereof, all commonly known as the (hereinafter all collectively called "Property").

         2. Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property is Three Million One Hundred Ninety-five Thousand Dollars and No/100 ($3,195,000.00) ("Purchase Price"), which shall be paid as follows:

         A.  $100,000      in cash, earnest money (hereinafter called "Earnest
                           Money"), herewith paid by Purchaser, the receipt of which is hereby acknowledged, which sum, upon the execution hereof by Seller, shall be delivered to Seller; and

         B.  $3,095,000    by wire transfer of immediately available, good
                           federal funds to a bank account designated by Seller on the Closing Date (as that term is hereinafter defined).

         3. Conditions to Performance by Purchaser. Purchaser's obligation to perform under this Agreement is hereby made expressly contingent and conditional upon the occurrence, fulfillment, satisfaction or performance of each of the following conditions (hereinafter called "Purchaser's Conditions") on or before a date thirty (30) days after the date of this Agreement (herein called "Purchaser's Contingency Expiration Date"):

         A. Title. Seller obtaining, within twenty (20) days after the date of this Agreement, and at Seller's sole cost and expense, a current commitment

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                  (hereinafter called "Title Commitment") for an ALTA Form B
                  Owner's Policy of Title Insurance (hereinafter called "Title Policy"), in the amount of the Purchase Price, covering the Land and Building, from Old Republic Title Insurance Company, or from any other reputable, national title insurance company licensed to do business in the State of Minnesota (hereinafter called "Title Company"), together with a copy of each recorded document referred to in the Title Commitment. Seller shall, as soon as reasonably possible, provide to Purchaser a copy of the most recent policy(ies) of title insurance covering the Property which Seller has, if any, if Seller has not already done so. Seller agrees to make a diligent, good faith effort to obtain the Title Commitment and said document copies. Purchaser acknowledges that the Title Commitment will show that the Property is subject to (a) the standard printed exceptions which will appear in the Title Policy; (b) real estate taxes and special assessments which are not yet delinquent; and (c) the Leases. Purchaser shall have ten business (10) days after receiving the Title Commitment to raise, by written notice to Seller, any objections to the title to the Property which Purchaser may have. All objections not so raised shall be deemed waived, and Purchaser agrees to take title to the Property subject to all liens, charges, encumbrances, restrictions, conditions, reservations, easements and other matters described in the Title Commitment and not so objected to or which are otherwise hereafter approved by Purchaser (hereinafter all collectively called "Permitted Encumbrances"). If Purchaser so raises any such objections, Seller shall have the right, but not the obligation, to cure the same within ten (10) business days of its receipt of such written notice of title objections by Purchaser; provided, however, that Seller shall not have any obligation to take any action or to incur any cost or expense in connection with the cure of any thereof. If Seller does cure such objection on or before the Closing Date, Purchaser shall purchase the Property in accordance with the provisions hereof. If Seller fails to cure such objections within such ten (10) business day period it shall notify Purchaser in writing of its inability to cure such objections, and, Purchaser may elect within five (5) business days of its receipt of such written notice by written notice to Seller, either (i) to purchase the Property anyway, in accordance with the provisions hereof, and without any reduction in or abatement of the Purchase Price, subject to the matters objected to, and without any continuing obligation upon Seller to cure the same, or (ii) to terminate this Agreement, in which event all Earnest Money (and all interest earned thereon) shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided. If Purchaser fails to so elect either said option
                  (i) or said option (ii), Purchaser shall be deemed to have elected said option (i).


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         B.       Survey. Seller providing to Purchase within twenty (20) days of the execution of this Agreement, and at Seller's sole cost and expense, a current as-built plat of survey of the Land and Building prepared and certified by a duly licensed land surveyor acceptable to Purchaser and otherwise in form and substance acceptable, in their sole discretion, to Purchaser, its attorneys and the Title Company, so that the Title Company will delete its standard, and all other, survey exceptions from the Title Policy.

Seller agrees to cooperate with Purchaser in Purchaser's efforts to fulfill, satisfy and/or perform Purchaser's Conditions. All of the Purchaser's Conditions are for the benefit of Purchaser and may be waived by Purchaser at any time prior to the termination of this Agreement. If any of the Purchaser's Conditions has not occurred or has not been fulfilled, satisfied or performed prior to the Purchaser's Contingency Expiration Date (or such other date as may be provided therefor above), Purchaser may so notify Seller, in writing, on or before the Purchaser's Contingency Expiration Date (or such other date), in which event all Earnest Money (and all interest earned thereon) shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided. If such notice is not so given on or prior to the Purchaser's Contingency Expiration Date (or such other date) with respect to any of the Purchaser's Conditions, said Purchaser's Conditions shall be deemed to be waived. Purchaser agrees to keep all information relating to the Property provided to it by Seller or obtained by Purchaser in the course of its review and inspection provided for herein confidential until the Closing has occurred, and to return to Seller all copies and information relating to the Property provided to it by Seller or made by it in the course of said review and inspection, if the Sale does not close for any reason other than a default by Seller. Purchaser also agrees to provide Seller with copies of all reports obtained by it from third parties with respect to the Property, including but not limited to engineering reports, environmental assessments, the Title Commitment, title documents and plats of survey, if the Sale does not close for any reason other than a default by Seller. The obligations of Purchaser under the two (2) immediately preceding sentences hereof shall survive any termination of this Agreement.

         4. Seller Warranties. Seller shall represent and warrant to Purchaser on the Closing Date that the Leases, Service Contracts, Rent Roll and Operating Statements delivered by it to Purchaser are, to the best of Seller's knowledge, correct and complete, and that this Agreement and the documents listed in Paragraph 8 hereof and signed by Seller have been duly authorized, executed and delivered by Seller, are the valid and binding obligations of Seller and do not violate any agreement to which Seller is a party.

         When any statement, certification, representation or warranty is made herein, or in any of the documents executed and delivered by Seller pursuant hereto, "to the best of Seller's knowledge," said phrase shall be deemed to mean only that, to the actual, present knowledge (rather than the implied, imputed or constructive knowledge or notice) of officers and/or employees of Seller, who have been actively involved in the management, operation and/or sale of the Property, said statement, certifications, representation or warranty is not untrue, rather than that said officers or employees of Seller have any affirmative knowledge that the same are true, and neither Seller, nor said officers or

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employees, shall have any duty or obligation to make any inspection, inquiry or investigation with respect thereto. For all purposes hereof, "Seller's knowledge" shall not include the knowledge, actual, implied, imputed or constructive, of any other director, officer, employee, member, agent, attorney, contractor, consultant, representative, successor or assign of Seller or of any other person, party or entity. If Purchaser knows that any such statement, certification, representation or warranty is untrue on the date hereof, Seller shall have no liability, of any kind, to Purchaser for the untruth, incorrectness or breach thereof, and the same shall be deemed to be deleted herefrom for all purposes. If Purchaser discovers that any such statement, certification, representation or warranty is untrue or incorrect in any material respect between the date of this Agreement and the Closing Date, Purchaser shall immediately notify Seller thereof in writing. Seller shall have the right, but not the obligation, to cure any such material untruth, incorrectness or breach on or before the Closing Date. If Seller does cure the same on or before the Closing Date, Purchaser shall purchase the Property in accordance with the terms hereof. If Seller fails to cure the same on or before the Closing Date, Purchaser may elect, by written notice to Seller, either (A) to purchase the Property anyway, in accordance with the provision hereof, and without any reduction in or abatement of the Purchase Price, notwithstanding such untruth, incorrectness or breach, and without any continuing obligation of Seller to cure the same or to pay any damages to Purchaser as a result thereof, the same being deemed to be waived by Purchaser, or (B) to terminate this Agreement, as its sole and exclusive remedy therefor, in which event all earnest Money (and all interest deemed thereon) shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided. If Purchaser fails to so elect either said option (A) or said option (B), Purchaser shall be deemed to have elected said option (A). If Purchaser has no knowledge of any untruth, incorrectness or breach thereof on the Closing Date, all representations and warranties made by Seller herein shall survive the Closing and shall remain in full force and effect for a period of six (6) months thereafter; provided, however, that Purchaser shall not have, and hereby waives, any claim or cause of action against Seller resulting from any untruth, incorrectness or breach thereof unless Purchaser actually commences an action thereon within six (6) months after the Closing Date.

SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT (A) TO THE DESIGN, CONSTRUCTION, LOCATION, SIZE, CHARACTER, PHYSICAL CONDITION OR STATE OF REPAIR OF THE PROPERTY OR ANY PORTION THEREOF; (B) TO THE TOPOGRAPHY, DRAINAGE OR CONDITION OF THE SURFACE AND SUBSURFACE SOILS OF OR ON THE LAND; (C) TO THE PRESENCE OR ABSENCE OF HAZARDOUS WASTE OR HAZARDOUS SUBSTANCES ON OR FROM THE PROPERTY; (D) TO THE MERCHANTABILITY, HABITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PROPERTY; (E) TO THE PAST OR FUTURE TAXES OR ASSESSMENTS THEREON, INCOME THEREFROM OR EXPENSES THEREOF; OR (F) TO THE COMPLIANCE THEREOF WITH ANY APPLICABLE GOVERNMENTAL REQUIREMENT, OR ANY OTHER REPRESENTATION OR WARRANTY NOT HEREIN EXPRESSLY SET FORTH OR PROVIDED FOR, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED BY SELLER. BY EXECUTION HEREOF, PURCHASER REPRESENTS AND WARRANTS TO SELLER THAT PURCHASER IS


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AN EXPERIENCED, SOPHISTICATED PURCHASER OF COMMERCIAL REAL ESTATE, WITH
KNOWLEDGE AND EXPERIENCE SUFFICIENT TO ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE SALE, AND THAT IT IS REPRESENTED BY KNOWLEDGEABLE AND EXPERIENCED LEGAL COUNSEL OF ITS OWN CHOOSING, AND AGREES THAT NEITHER SELLER, NOR ITS AGENTS OR REPRESENTATIVES, HAS MADE, AND THAT PURCHASER HAS NOT RELIED UPON, ANY SUCH REPRESENTATION OR WARRANTY, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHICH IS NOT HEREIN EXPRESSLY SET FORTH OR PROVIDED FOR, IN CONNECTION WITH THE SALE OF THE PROPERTY OR PURCHASER'S ACTUAL PURCHASE THEREOF PURSUANT HERETO, PURCHASER HAVING ELECTED TO RELY INSTEAD ENTIRELY UPON ITS INSPECTION OF THE PROPERTY PURSUANT TO SUBPARAGRAPHS 3(A) AND 3(B) HEREOF.

         Purchaser acknowledges that Seller has not made any inspection, investigation or inquiry with respect to the Property, and, unless Purchaser has terminated this Purchase Agreement in accordance with the express provisions hereof, Purchaser agrees to take title to the Property "AS IS, WHERE IS" in the condition it is in on the Closing Date, subject only to the obligations of Seller under Paragraphs 5 and 6 hereof.

         5. Operation Prior to Closing. Between the date of this Agreement and the Closing Date, Seller shall (a) manage and operate the Property in Substantially the same manner as Seller has been managing and operating the same on the date hereof, (b) keep and perform all of the covenants which it is obligated to keep and perform under the Leases; and (c) maintain, or cause the tenants to maintain, the Property in at least as good physical condition as it is in on the date of this Agreement, ordinary wear and tear of normal use and damage from casualty or condemnation excepted. Seller may not sign leases covering space in the Property which is vacant on the date hereof, or which become vacant prior to the Closing Date (hereinafter called "New Leases") without the prior written consent of Purchaser. Seller may also permit or consent to subleases of space in the Property (hereinafter called "Subleases") and may enter into contracts or agreements relating to operation or maintenance of the Property (hereinafter called "Operating Contracts"), so long as said Operating Contracts may be terminated by the owner of the Property upon not more than thirty (30) days' prior written notice to the contractor. Seller shall not enter into any other Operating Contract without the prior written approval of Purchaser. If Seller receives written notice from any governmental body, agency or instrumentality between the date of this Agreement and the Closing Date that the Property is in violation of any applicable Governmental Requirement, Seller shall immediately provide a copy thereof to Purchaser. Seller shall have the right, but not the obligation, to cure any such violation on or before the Closing Date. If Seller fails to cure any such violation on or before the Closing Date, Purchaser may elect, by written notice to Seller, either (A) to purchase the Property anyway, in accordance with the provisions hereof, and without any reduction in or abatement of the Purchase Price, subject to said violation, and without any continuing obligation upon Seller to cure such violation, or (B) to terminate this Agreement, in which event all Earnest Money (and all interest earned thereon) shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided. If

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Purchaser does not so elect either said option (A) or said option (B), Purchaser shall be deemed to have elected said option (A).

         6. Risk of Loss. The risk of loss or damage to the Property from fire, the elements or other casualty, or from condemnation, prior to Closing, shall be upon Seller; provided, however, that if any such loss or damage to the Property does occur prior to Closing, Seller shall promptly give Purchaser written notice thereof, and Seller may elect to repair the same, at Seller's sole cost and expense, by giving written notice of said election to Purchaser within ten (10) days after the occurrence of any such loss or damage, or on the Closing Date, whichever is earlier. The Closing Date may be postponed by Seller by up to ninety (90) days to give Seller the opportunity to complete such repair. All insurance or condemnation proceeds resulting from any such loss or damage shall belong to Seller. If Seller does not so elect to repair said loss or damage, Purchaser may, within thirty (30) days after the occurrence of any such loss or damage, or on the Closing Date, whichever is earlier, elect, by written notice to Seller, either (a) to close the Sale, despite said unrepaired loss or damage, in which event the Sale shall close without any reduction in or abatement of the Purchase Price, and without any obligation upon Seller to repair the same, and Seller shall assign all insurance or condemnation proceeds resulting from said loss or damage to Purchaser; or (b) to terminate this Agreement, in which event all Earnest Money (and all interest earned thereon) shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided. If Purchaser fails to so elect either said option (a) or said option (b), Purchaser shall be deemed to have elected said option (a).

         7. Tenant Estoppel Certificates. At least five (5) days prior to the Closing Date, Seller shall cause tenants of one hundred percent (100%), by area, of the leased space in the Property (with the exception of Purchaser) under Leases and New Leases to furnish to Purchaser a signed estoppel certificate (hereinafter called "Estoppel Certificate"), confirming the following information with respect to its Lease: (a) the date, time, amount of rent payable, and renewal options (if any) available under the Lease; (b) that the tenant is in occupancy and that the Lease is in full force and effect and has not been modified or amended, except as expressly noted therein; (c) that all obligations of the lessor of an inducement nature under the Lease have been performed to the tenant's satisfaction; (d) that, to the best of the tenant's knowledge, no defaults exist under the terms of the Lease; and (e) that the person signing said Estoppel Certificate has full power and authority to do so and to bind the tenant thereby, or otherwise in the form, if any, which said tenant is required to deliver by the provisions of its Lease. Seller agrees to make a diligent, good faith effort to obtain said Estoppel Certificates. If Seller is unable to obtain such an Estoppel Certificate from any tenant, Seller, at its option, may, in lieu thereof, prepare such an Estoppel Certificate for said tenant and certify to Purchaser that, to the best of Seller's knowledge, the same is true, correct and complete in all respects. Such an Estoppel Certificate, so certified by Seller, shall be equivalent to such an Estoppel Certificate signed by the tenant for all purposes hereof, unless Purchaser thereafter receives such an Estoppel Certificate from the tenant, in which event said latter Estoppel Certificate shall supersede the former in all respects. If any such Estoppel Certificate is inconsistent with the Rent Roll in any material respect, or if it indicates that Seller is in default or has not performed some duty of an

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inducement nature under the Lease described therein, Seller shall have the right, but not the obligation, on or before the Closing Date, to resolve said inconsistency, to cure said default and/or to perform said obligation. If Seller does so resolve, cure or perform the same, Purchaser shall purchase this Property in accordance with the terms hereof. If Seller fails to so obtain or certify such Estoppel Certificates, to resolve any such inconsistency, to cure any such default or to perform any such obligation, on or before the Closing Date, Purchaser may, by written notice to Seller, elect either (i) to purchase the Property anyway, in accordance with the provisions hereof, without any reduction or abatement of the Purchase Price, notwithstanding said failure, and without any continuing obligation upon Seller to obtain, certify, resolve, cure or perform the same, or (ii) to, as its sole and exclusive remedy therefor, terminate this Agreement by written notice to Seller, in which event all Earnest Money (and all interest earned thereon) shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided. If Purchaser fails to so elect either said option (i) or said option (ii), Purchaser shall be deemed to have elected said option (i).

         8. Closing. The Closing shall take place within forty-five (45) days of this Agreement or on such date as shall be mutually agreed to by Seller and Purchaser (herein called "Closing Date"), at such place in the City of Minneapolis, State of Minnesota, metropolitan area, as Seller may reasonably designate. The Closing Date shall not be a Saturday, a Sunday or a legal holiday. At the Closing, and if the parties hereto are not then in default hereunder, the parties hereto shall execute and/or deliver the following documents, which (except for those relating to Purchaser and described in Subparagraph 8[H] hereof) shall be prepared by Seller, subject to approval by Purchaser in its reasonable discretion (which approval shall not be withheld if said documents conform with the terms hereof):

         A. Warranty Deed. A Warranty Deed (herein called "Deed"), subject to Permitted Encumbrances, executed by Seller, covering the Land and the Building (wherein Seller warrants the title thereto only against persons, parties and entities claiming by, through or under Seller, other than those claiming under Permitted Encumbrances).

         B. Warranty Bill of Sale. A Warranty Bill of Sale, subject to Permitted Encumbrances, executed by Seller, covering all personal property included within the Property (wherein Seller warrants the title thereto only against persons, parties and entities claiming by, through or under Seller, other than those claiming under Permitted Encumbrances).

         C. Assignment of Leases. An Assignment of Leases covering the Leases and any New Leases (hereinafter collectively called "Assigned Leases"), subject to Permitted Encumbrances, executed by Seller and joined in by Purchaser for the purpose of assuming and agreeing to perform all of the duties and obligation of the lessor under the Assigned Leases for the period after the Closing Date and of agreeing to indemnify Seller against and to hold Seller

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                  harmless from any claims, causes of action, damages and
                  expenses, including court costs and reasonable attorneys' fees, resulting from any failure by Purchaser to do so. Attached to the Assignment of Leases shall be a copy of a then current Rent Roll for the Property, which Seller shall therein warrant and represent to Purchaser to be correct and complete, to the best of Seller's knowledge, as of the Closing Date. Seller shall deliver the originals or whatever copies of the Assigned Leases it has to Purchaser, together with copies of whatever correspondence with tenants and tenant payment records Purchaser may then request, at the Closing.

         D. Assignment of Service Contracts, Operating Contracts, Warranties, Guaranties, Certificates, Permits, Etc. An Assignment covering the Service Contracts and Operating Contracts, covering all of Seller's right, title and interest in, to and under any unexpired, assignable warranties and guaranties relating to any portion of the Property, and covering any assignable certificates, licenses, permits authorizations and approvals relating to the use or operation of the Property, executed by Seller and joined in by Purchaser for the purpose of assuming and agreeing to perform all of the duties and obligations of the owner thereunder for the period after the Closing Date and of agreeing to indemnify Seller against and to hold Seller harmless from any claims, causes of action, damages and expenses, including court costs and reasonable attorneys' fees, resulting from any failure by Purchaser to do so. Seller shall deliver originals or whatever copies it has of all items covered by said Assignment to Purchaser at the Closing.

         E. Notices to Tenants. Written notices to all tenants of the property of the assignment of their Assigned Leases, and any deposits made thereunder, by Seller to Purchaser, which conform with any applicable laws of the State of and/or which are necessary or desirable to notify said tenants of such assignment and to relieve Seller from, and to impose upon Purchaser, liability for any deposits made by the tenants thereunder, together with any other documents necessary or desirable for said purpose, all signed by both Seller and Purchaser. Said notices shall also instruct the tenants to pay all future rent payable under their Assigned Leases to Purchaser.

         F. Seller's Affidavit. An Affidavit, signed by Seller, stating that all labor and materials, if any, furnished to the Property at Seller's request within one hundred twenty (120) days prior to the Closing Date have been paid for, or will be paid for by Seller.

         G. Transferor's Certification. A Transferor's Certification whereby Seller certifies that it is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the

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                  United States Internal Revenue Code and the Income Tax
                  Regulations promulgated thereunder [hereinafter called "Code"]) and setting forth such other information as may be required by Section 1445(b)(2) of the Code or any amendment or replacement thereof.

         H. Evidence of Authority. Evidence of the authority of Seller and Purchaser, respectively, to consummate the Sale and to execute, deliver and perform this Agreement and the documents referred to in this Paragraph 8, in form and substance reasonably acceptable to the other party hereto and to the Title Company, including but not limited to copies of corporate resolutions.

         I. Closing Statement. A closing Statement, signed by Purchaser and Seller, setting forth the source and disposition of the Purchase Price and of all other funds transferred at the Closing.

        9. Closing Expenses. Seller and Purchaser shall each pay one-half (1/2) of any reasonable closing fee charged by the Title Company. Purchaser shall pay the following costs and expenses of the Sale: (a) all recording fees for recording the Deed; (b) all fees of Purchaser's attorneys' and accountants; (c) the premium for the Title Policy; Seller shall pay (a) all fees of Sellers attorneys' and accountants and (b) the cost of the survey and the title commitment; (c) the deed, real estate transfer or conveyance tax, if any.

        10. Prorations and Adjustments. The following items shall be prorated, adjusted or transferred at the Closing, as follows:

         A. Ad Valorem Taxes. Ad Valorem real (and, if applicable, personal) property taxes and installments of assessments payable on the Property for and in the year in which the Closing Date occurs shall be prorated as of the Closing Date on a daily basis, with Seller being responsible for the Closing Date.

         B. Rents and Other Income. Collected rents and other collected income, including but not limited to percentage rents, tenant reimbursements of taxes, assessments, operating expenses and common area charges, and vending machine receipts, if any, from the Property shall be prorated on a daily basis as of the Closing Date, with Seller being entitled to the Closing Date. If any rents for a period prior to the Closing Date remain uncollected on the Closing Date, Purchaser shall make a diligent, good faith effort to collect the same after the Closing. If any such rents are so collected by Purchaser, said rents shall be paid over by Purchaser to Seller. For the purposes of determining to which periods rents collected by Purchaser after the Closing are applicable, (a) if any tenant designates the period to which any rent payment is applicable, the parties shall honor that designation, and (b) any undesignated rent payments shall be applied in the following order: (i) to unpaid rent for

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                  the month in which the Closing Date occurs; (ii) to unpaid rent for any subsequent month which is due and payable when said payment is received; (iii) to unpaid rent for any month prior to the month in which the Closing Date occurs; and (iv) to prepayment of any other subsequent month's rent. Seller hereby retains the continuing right, which shall survive the Closing, to bring an action against any tenant for unpaid rent attributable to the period through the Closing Date.

         C. Operating Expense. Operating expenses of the Property, including but not limited to payments on Service Contracts and Operating Contracts, water and sewer use charges, utility bills and fuel costs, shall be prorated on a daily basis as of the Closing Date, with Seller being responsible for the Closing Date.

         D. Security Deposits. All security and other deposits which Seller has received from tenants and has not been applied in accordance with Leases, or an amount, in cash, equal thereto, plus an amount equal to all interest required by law to be paid thereon if refunded to tenants on the Closing Date, if any, shall be paid by Seller to Purchaser.

         E. Insurance. Purchaser agrees to provide its own casualty and liability insurance policies covering the Property on the Closing Date, and Seller may cancel and terminate all of its casualty and liability insurance coverage relating to the Property upon completion of the Closing.

         F. Utility Deposits. Seller shall assign to Purchaser, and Purchaser shall purchase from Seller, all refundable utility deposits posted by Seller with respect to the Property, if any.

Any emptying of vending machines, any reading of utility meters, and any other activities needed to precisely determine the amounts of income or expenses to which Purchaser and Seller are entitled, or for which either is obligated, at the Closing shall be accomplished, if possible, immediately prior to the Closing in the presence of representatives of both Seller and Purchaser. If the actual amounts of any of the foregoing, including but not limited to tax, assessment, operating expense and common area charge reimbursements paid by tenants, are not known and cannot reasonably be determined on the Closing Date, the parties hereto agree that the same shall be prorated or adjusted based upon the best available estimates of the amounts thereof, subject to readjustment between the parties as soon after the Closing Date as the actual amounts thereof are known to them. The agreements set forth in the preceding sentence shall survive and remain enforceable after the Closing and the execution and delivery of the Deed.


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



        11. Possession. Legal possession of the Property shall be delivered to Purchaser by Seller on the Closing Date, subject to the rights of tenants under Assigned Leases set forth on the Rent Roll attached to the Assignment of Leases, and subject to Permitted Encumbrances.

        12. Brokers. Seller has agreed to pay a brokerage commission to Welsh Companies, Inc. (hereinafter called "Broker") upon, but only upon, completion of the Closing in accordance with the terms hereof. Each of the parties hereto represents that it has not incurred and is not paying any brokerage commission, finder's fee or fee or commission of any kind to any third party as the result hereof or of the Sale, other than said brokerage commission which Seller has agreed to so pay to Broker, and each party hereto hereby agrees to indemnify the other against, and to hold the other harmless from, any claim for any such fee or commission resulting form the acts or agreements of the indemnifying party, including but not limited to reasonable attorneys' fees and court costs incurred in connection with defending against any such claim. The agreements set forth in the preceding sentence shall survive and remain enforceable after the Closing and the execution and delivery of the Deed or any other termination of this Agreement.

        13. Default. In the event Seller defaults in the performance of any of its obligations set forth in this Agreement, the Earnest Money (and all interest earned thereon) shall be paid to Purchaser. Purchaser may exercise Purchaser's remedies at law for the recovery of Purchaser's actual damages from Seller's breach, but Purchaser waives any right to specific performance and to consequential, punitive, speculative and other damages. Purchaser and Seller agree that for purposes of this Agreement, "actual damages" are Purchaser's expenses in investigation of the Property only. Actual damages shall not include Purchaser's lost opportunities or projected income from ownership of the Property. In the event Purchaser defaults in the performance of any of its obligations set forth in this Agreement, then the Earnest Money (and all interest earned thereon) shall be paid to Seller as liquidated damages, and as Seller's sole remedy for said default and not as a penalty, the parties hereto hereby expressly agreeing that actual damages would be difficult or impossible to measure.

        14. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing, shall be irrevocable, and shall be deemed sufficiently given (a) when delivered to an overnight air express company marked for next business day delivery, or (b) when actually received by the addressee if deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to Seller:      John P. Elterich, Esq.
                                Investment Counsel
                                State Farm Life Insurance Company
                                Corporate Law-Investments Department E-10
                                One State Farm Plaza
                                Bloomington, IL 61710




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



             with copies to:    Timothy D. Fuller
                                Fuller, Seaver & Ramette, P.A.
                                101 West Burnsville Parkway, Suite 201
                                Burnsville, MN 55337


             If to Purchaser:   Stephen C. Hathaway
                                SurModics, Inc.
                                9924 West 74th Street
                                Eden Prairie, MN 55344


             with copies to:    David R. Busch, Esq.
                                Fredrikson & Byron, P.A.
                                1100 International Centre
                                900 Second Avenue South
                                Minneapolis, MN 55402-3397

or to either such party at such other address in the United States of America as said party shall designate by notice given as herein provided at least ten (10) days prior to the effective date of said change of address.

        15. Assignment. Neither Seller nor Purchaser may assign its rights or obligations hereunder without the prior written consent of the other.

        16. Indemnity. As a condition to liability for indemnity under this Agreement, the party claiming indemnification (hereinafter called "Indemnitee") shall notify the party from whom indemnification is claimed (hereinafter called "Indemnitor"), in writing, of any claim covered by any agreement to indemnify set forth herein (hereinafter called "Claim") within a reasonable time after the assertion thereof by a third party against the Indemnitee. In the event of such notice by the Indemnitee to the Indemnitor of a third party Claim, the Indemnitor shall have ten (10) days after receipt thereof in which to undertake the defense of the Claim on behalf of itself and the Indemnitee. If the Indemnitor so undertakes to defend said Claim on behalf of itself and the Indemnitee, it shall retain and pay counsel to conduct such defense. Such counsel shall be subject to the approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitee may employ its own counsel to work with the Indemnitor's counsel in connection with the defense of said Claim, but the Indemnitee shall pay all fees and disbursements of said counsel. The Indemnitor may settle the Claim, without the consent of the Indemnitee, so long as the Indemnitor is solely liable for the payment and/or performance of any settlement. If the Indemnitee would have any liability for the payment and/or performance of any settlement, its written consent thereto must be obtained by the Indemnitor, in order for said settlement to be binding upon the Indemnitee. If the Indemnitor refuses or fails to so undertake to defend the Claim, the Indemnitee may defend the same on its own behalf, may retain and pay counsel to conduct such defense and may settle the Claim, without


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



the consent of the Indemnitor. The Indemnitor shall then reimburse the Indemnitee for all reasonable costs, including court costs and reasonable attorneys' fees, incurred by the Indemnitee in connection with said defense and/or any such settlement; for all sums paid by the Indemnitee in accordance with any such settlement; and for all sums paid pursuant to any judgment entered against the Indemnitee in connection therewith. The provisions of this Paragraph shall survive and remain enforceable after the Closing and the execution and delivery of the Deed or any other termination of this Agreement.

        17. Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and permitted assigns. As used herein, words in the singular include the plural, and the masculine, feminine and neuter genders include all genders, as appropriate.

        18. Limitation of Liability. No director, officer, partner, employee, member, agent, attorney, contractor or representative of Seller shall have any personal liability whatsoever under, in connection with, arising out of or in any way related to this Agreement, and Purchaser hereby, for itself and its heirs, executors, administrators, personal representatives, legal representatives, successors and assigns, hereby waives any claim or cause of action against any of said persons or entities and hereby agrees to look solely to Seller for satisfaction of its obligations hereunder.

        19. Survival. The terms, provisions, covenants and agreements hereof shall be deemed to be merged into the documents executed and delivered in accordance with the terms of Paragraph 8 hereof (hereinafter called "Closing Documents") and shall not be deemed to survive the Closing and the execution and delivery of the Closing Documents, unless to the contrary herein or in the Closing Documents expressly provided. Delivery By Seller and acceptance by Purchaser of the Closing Documents shall be deemed full performance hereof by Seller, except to the extent expressly provided herein or in the Closing Documents.

        20. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the Property and supersedes all prior negotiations, agreements, understanding, representations, warranties and/or letters of intent between the parties with respect to the Property, all of which are fully merged herein. There are no agreements, understandings, representations, warranties, inducements or other provisions by or between the parties relating to the Property, oral or written, apart from those expressed in writing herein. All waivers, changes, modifications, additions or deletions hereof, herein, hereto or herefrom must be in writing and must be signed by both parties.

        21. Captions. The captions of the Paragraphs hereof are for identification purposes only and shall not be used in interpreting the same.

        22. Severability. If any provisions of this Agreement is found to be invalid, illegal or unenforceable for any reason or under any circumstance, said provision shall be deemed to be severed herefrom, said finding shall have no effect upon the remainder of this Agreement or upon

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



said provision in any other circumstances, and this Agreement shall be construed, interpreted and performed as if said invalid, illegal or unenforceable provision were not included herein.

        23. Governing Law. This Agreement shall be construed and interpreted in accordance with, and shall be governed by, the laws of the State of Minnesota.

        24. Counterparts. This Agreement shall become a binding contract when signed by both Purchaser and Seller. This Agreement shall be signed in at least two (2) counterparts, with at least two (2) signed counterparts being retained by each party hereto.

        25. Construction. The provisions of this Agreement have been carefully and fully negotiated between and parties hereto, each of which is a sophisticated commercial real estate investor and which have relatively equal bargaining power, and each of which has been represented by experienced legal counsel of its own choosing in connection herewith. Thus, the terms hereof shall be construed in accordance with their fair meaning and intent and shall not be construed against either party merely because said party or its counsel initially drafted the same.

        26. Recording. This Agreement shall not be recorded in any public records relating to the Property. If this Agreement is so recorded in violation of the provisions of the preceding sentence hereof, the Earnest Money (and all interest earned thereon) shall be paid to the party which is not responsible for said recording, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect, except as herein to the contrary expressly provided.

        27. Time of Essence. Time is of the essence with respect to the Purchaser's Contingency Expiration Date, the Closing Date, and all other dates set forth or provided for herein.

        28. Additional Conditions. As a further inducement to Purchaser, Seller agrees to the following additional conditions and agreements:

                  A. Purchase and Seller acknowledge that the roof to the Building is in complete disrepair and in need of replacement, and that Seller makes no representations or warranties in any regard with respect to the condition of said roof.

                  B. At Purchaser's sole option, and subject to approval by Seller's legal counsel, Purchaser may purchase Prairie View Jack, Ltd. pursuant to the terms and conditions of this Purchase and Sale Agreement.

                                    SELLER:

                                    PRAIRIE VIEW JACK, LTD., a Minnesota Limited partnership by AmberJack, Ltd., an Arizona corporation as general partner


                                    By: /s/ David C. Graves
                                        Its: Assistant Secretary
                                                                       Seller
                                    and


                                    By: /s/ John P. Elterich
                                        Its: Assistant Secretary
                                                                      Seller

                                    PURCHASER:

                                    SURMODICS, INC.


                                    By: /s/ Dale R. Olseth
                                       Its: Chairman and Chief Executive Officer




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